UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2008

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 3, 2008, American Wagering, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement dated June 14, 2005 between the Company and Bruce Dewing.  Mr. Dewing is currently serving as a director of the Company and president of AWI Gaming, Inc. (“AWIG”), a wholly owned subsidiary of the Company.  The amendment provides for a 20% reduction in Mr. Dewing’s annual salary from $180,000 to $144,000, to be re-evaluated in one year.  Mr. Dewing was originally hired to oversee the Sturgeon’s Hotel and Casino operations and to facilitate the acquisition and management of other hotel/casinos in Nevada.  No other acquisitions have taken place to date and, due to the current economic crisis and tightening credit markets, we do not anticipate any acquisitions in the foreseeable future.  As such, Mr. Dewing has agreed to the foregoing salary reduction.  Additionally, the controller at Sturgeon’s Hotel and Casino has also agreed to a 20% salary reduction for the same reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: October 7, 2008
	By:	/s/ Melody Sullivan
Melody Sullivan
	Its:	Chief Financial Officer and Treasurer